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                                                                  EXHIBIT 99.1

                           SANTA FE GAMING CORPORATION
                             4949 NORTH RANCHO DRIVE
                               LAS VEGAS, NV 89130

FOR IMMEDIATE RELEASE
MAY 4, 1999


                      SANTA FE GAMING CORPORATION ANNOUNCES
                           ELECTION OF FOUR DIRECTORS

LAS VEGAS, NEV. - Santa Fe Gaming Corporation (OTCBB:SGMG) announced that four directors were elected at the Annual Meeting of Stockholders held on May 3, 1999, two by the Common Stockholders and two by the Preferred Stockholders. Messrs. Paul W. Lowden and James W. Lewis were elected by the Common Stockholders to serve until the 2002 Annual Meeting of Stockholders. Messrs. John M. Bradhan and Peter J. Siris were elected by the Preferred Stockholders as special directors to serve until the 2000 Annual Meeting of Stockholders and the 2001 Annual Meeting of Stockholders, respectively.

Santa Fe Gaming Corporation owns and operates the Santa Fe Hotel and Casino in northwest Las Vegas and the Pioneer Hotel and Gambling Hall in Laughlin, Nevada. In addition, SFGC holds several real estate parcels for development within or in the area surrounding Las Vegas, Nevada.

CONTACT:  Thomas K. Land
          Chief Financial Officer
          Santa Fe Gaming Corporation
          702-658-4340